Exhibit 10.8

Exclusive Purchase Right Contract

This Exclusive Purchase Right Contract (hereinafter referred to the Contract) is entered into by and between the following Parties on September 30, 2016, in Shanghai, People’s Republic of China (hereinafter referred to as Shanghai):

Party A:

CDP Information Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise established and existing in accordance with the laws of China, registered at Room 676-19, Building 2, No. 351, Guoshoujing Road, Zhangjiang High-tech Park, Shanghai;

Party B:	Sufen LING, a Chinese citizen, whose identification card No. is: [ ];

Party C:

Shanghai Caishuo Talent Information Consulting Co., Ltd., a limited liability Company established and existing in accordance with the laws of China, registered at 6 / F, Area A, No.900, Yishan Road, Xuhui District, Shanghai.

Party A, Party B and Party C are hereinafter referred to individually as one Party and collectively as the Parties, in this Contract.

Whereas: Party B holds 50% equity of Party C.

Now therefore, upon mutual negotiations, the Parties have reached the following Agreement:

1.	Purchase and Sale of Equity

1.1	Grant of rights

Party B hereby irrevocably grants to Party A an irrevocable exclusive right (the Equity Purchase Right) to purchase from Party B or designate a person or any persons (the Designated Person(s)) to purchase from Party B all or any part of the equity held by Party B (whether there will be any change to Party B’s capital contribution or shareholding percentage in the future) for one or more times at any time, at the price as agreed in Clause 1.3 hereof, by taking the exercise steps as determined at the discretion of Party A, to the extent permitted by the laws of China. Except Party A and the Designated Person(s), no third person may be entitled to the Equity Purchase Right or any rights in relation to Party B’s equity. Party C hereby agrees that Party A will grant the Equity Purchase Right to Party B. Persons as provided for in this Clause and the Contract shall refer to individuals, companies, joint ventures, partnerships, enterprises, trusts or non-company organizations.

1.2	Exercise steps

The exercise of the Equity Purchase Right by Party A shall be subject to compliance with the laws and regulations of China. When exercising the Equity Purchase Right, Party A shall give Party B a written notice (the Notice of Equity Purchase), which shall specify: (a) Party A’s decision on exercising the Equity Purchase Right; (b) the equity shares to be purchased by Party A from Party B (the Purchased Equity); and (c) the purchase date /transfer date of the Purchased Equity.

1.3	Equity purchase price

The purchase price of the Purchased Equity (the Benchmark Purchase Price) shall be RMB 10 or the minimum price as permitted by the applicable laws at that time. If an assessment of the equity is required by the laws of China when Party A exercises the right, the Parties shall otherwise reach an agreement through negotiating in good faith, and adjust the Equity Purchase Price as required on the basis of the assessment, in order to meet the requirements of then applicable laws of China (collectively, the Equity Purchase Price).

1.4	Transfer of the Purchased Equity

When Party A exercises the Equity Purchase Right each time:

1.4.1	Party B shall cause Party C to hold a Shareholders’ Meeting in which a resolution shall be passed to approve Party B’s transfer of the Purchased Equity to Party A and / or the Designated Person(s);

1.4.2

Party B shall obtain any written statements in which the other shareholders of Party C agree to the transfer and waiver of the preemptive rights, in respect of Party B’s transfer of the Purchased Equity to Party A and / or the Designated Person(s);

1.4.3

Party B and Party A and / or (as applicable) the Designated Person(s) shall sign an equity transfer contract for each transfer in accordance with the provisions of the Contract and the Equity Purchase Notice;

1.4.4

The relevant Parties shall execute all the other contracts, agreements or documents as required, obtain all the governmental approvals and consents as required, and take all the actions as required, to transfer the valid ownership of the Purchased Equity to Party A and / or the Designated Person(s) without any security interest, and make Party A and / or the Designated Person(s) to become the registered owners of the Purchased Equity. For the purpose of this Clause and the Contract, the Security Interests include security, mortgage, third party rights or interests, any equity purchase rights, acquisition rights, pre-emptive rights, set-off rights, retention of ownership or other security arrangements; provided that for the sake of clarity, the Security Interests do not include any security interests arising under the Contract and Party B’s Equity Pledge Contract. Party B’s Equity Pledge Contract as provided for in this Clause and the Contract refers to the Equity Pledge Contract signed by Party A, Party B and Party C on the date of the Contract (hereinafter referred to as the Equity Pledge Contract), in accordance with which Party B pledges all of its equity in Party C for guaranteeing that Party C will perform its obligations under the exclusive business cooperation agreement between Party C and Party A.

2.	Undertakings

2.1	Undertakings related to Party C

Party B (as the shareholder of Party C) and Party C hereby undertake that:

2.1.1

Without any prior written consent of Party A, they shall not supplement, change or modify the constitutional documents of Party C, increase or decrease its registered capital, or otherwise change the structure of its registered capital;

2.1.2

They will maintain the existence of their company, and prudently and effectively operate their business and deal with their affairs, in accordance with the good financial and commercial standards and practices;

2.1.3

Without any prior written consent of Party A, they shall not sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interests in any assets, business or income of Party C at any time since the date of the Contract, and shall not allow creation of any security interest thereon;

2.1.4

Without any prior written consent of Party A, no debts are incurred, inherited, guaranteed or permitted to exist, except (i) any debts which arise from normal or daily course of business, rather than arise from borrowing; and (ii) any debts which have been disclosed to Party A and to which any written consent has been obtained from Party A;

2.1.5

They have been operating all the business during the normal course of business in order to maintain the value of Party C’s assets, and never conduct any act / omission sufficient to affect its operational situations and asset values;

2.1.6

Without any prior written consent of Party A, Party C shall not sign any material contract (for the purpose of this Paragraph, a contract with a total amount of RMB 10,000 shall be deemed as a material contract);

2.1.7	Without any prior written consent of Party A, Party C shall not provide any person with any loan or credit;

2.1.8	Upon the request of Party A, they shall provide Party A with all the information on the operational and financial situations of Party C;

2.1.9

If Party A requests, Party C shall purchase and maintain the insurance in relation to its assets and business from an insurance company as accepted by Party A. The insured amount and the insurance type shall be consistent with that of any company operating similar business;

2.1.10	Without any prior written consent of Party A, Party C shall not be merged or combined with any person, and shall not purchase or invest in any person;

2.1.11	Any litigation, arbitration or administrative procedure which will or may occur related to Party C’s assets, business or income shall be notified to Party A immediately;

2.1.12

For maintaining Party C’s ownerships of all of its assets, they shall sign all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate charges or make an appropriate defense against all claims;

2.1.13

Without any prior written consent of Party A, they shall not pay dividends to the shareholders in any form, provided that upon the request of Party A, Party C shall immediately distribute all of its distributable profits to the shareholders; and

2.1.14	At the request of Party A, they will appoint any person designated by them as the director of Party C.

2.2	Undertakings of Party B and Party C

Party B undertakes that:

2.2.1

Without any prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interests held by it in any assets, business or income of Party C at any time since the date of the Contract, and shall not allow creation of any security interest thereon, except any pledge created on the equity in accordance with Party B’s Equity Pledge Contract;

2.2.2

It will cause the shareholder’s meeting and / or board of directors of Party C not to approve that any legitimate or beneficial interests in the equity held by Party B in Party C may be sold, transferred, mortgaged or otherwise disposed, or any other security interests may be created thereon, except the approval of any pledge created on Party B’s equity in accordance with Party B’s Equity Pledge Contract;

2.2.3

For Party C’s merging or combining with any person, or purchasing or investing in any person, without any prior written consent of Party A, Party B will cause the shareholder’s meeting or board of directors not to approve the same;

2.2.4	Any litigation, arbitration or administrative procedure which will or may occur related to its equity shall be notified to Party A immediately;

2.2.5	It will cause the shareholder’s meeting or board of directors of Party C to vote in favor of the transfer of the Purchased Equity provided for herein and take any other actions as required by Party A;

2.2.6

For maintaining its ownerships to the equity, it shall sign all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate charges or make an appropriate defense against all claims;

2.2.7	At the request of Party A, it will appoint any person designated by it as the director of Party C;

2.2.8

At the request of Party A at any time, it shall immediately transfer its equity to its designated representative unconditionally at any time, in accordance with the Equity Purchase Right provided for herein, and waive any preemptive right (if any) that it may have when another current shareholder transfers its corresponding equity; and

2.2.9

It shall strictly comply with the provisions of the Contract and any other contracts which signed by Party B and Party C jointly or separately with Party A, substantially perform its obligations under these contracts, and shall not conduct any act /omission sufficient to affect the validity and enforceability of these contracts. If Party B reserves any right to the equity hereunder or under the Equity Pledge Contract signed by the Parties hereto or under Party A’s Power of Attorney, Party B still shall not exercise such right unless as directed by Party A in writing to do so.

3.	Representations and warranties

Party B and Party C hereby make the following representations and warranties to Party A jointly and severally on the date of the Contract and on each transfer date:

3.1

Each of them has the rights and capabilities to sign and deliver the Contract and any equity transfer contract (separately referred to as a Transfer Contract) to which it is a party and is signed for each transfer of the Purchased Equity hereunder, and perform its obligations and rights hereunder and under any Transfer Contract. Party B and Party C agree that they will execute a Transfer Contract consistent with the terms of the Contract when Party A exercises the Purchase Right. The Contract and the Transfer Contracts to which each of Party B and Party C is a party, once signed, constitute or will constitute its legally valid and binding obligations and may be enforced against it in accordance with the terms hereof and thereof;

3.2

Neither the execution and delivery of the Contract or any Transfer Contract nor the performance of their obligations hereunder or under any Transfer Contract will: (i) violate any relevant laws of China; (ii) have conflicts with the constitutional documents or other documents of Party C; (iii) cause any violation of any contract or document to which each of them is a party or which is binding on it, or constitute any default under any contract or document to which each of them is a party or which is binding on it; (iv) cause any violation of any conditions for any permits or approvals granted to any party to be granted and / or be continuously valid; or (v) cause any suspension or cancellation of any permits or approvals granted to any party or cause any conditions to be attached to such permits or approvals;

3.3	Party B has good and marketable ownership to its equity in Party C. Except Party B’s Equity Pledge Contract, Party B has no security interest created over the aforesaid equity;

3.4	Party C has good and marketable ownership to its equity, and Party C has no security interest created over the aforesaid equity;

3.5

Party C does not have any outstanding debts, except (i) the debts arising from its normal course of business, and (ii) any debts which have been disclosed to Party A and to which any written consent has been obtained from Party A;

3.6	Party C shall comply with all the laws and regulations applicable to acquisition of assets; and

3.7	Currently there are no litigations, arbitrations or administrative procedures which are pending or constitute a threat, and are related to the equity, Party C’s assets or Party C.

4.	Effective date

The Contract shall come into effect on the date when it is signed by the Parties hereto, and shall remain valid for ten years. The Contract may be extended if Party A selects to do so.

5.	Governing laws and dispute settlement

5.1	Governing laws

The conclusion, validity, interpretation, performance, modification and termination of the Contract and the settlement of disputes shall be governed by the laws officially published and publicly available in China. For any matters not provided for in the laws officially published and publicly available in China, the international legal principles and practices will be applicable.

5.2	Methods for settling any disputes

Any dispute arising out of the interpretation and performance of the Contract shall be settled by the Parties hereto first through friendly negotiations. If the dispute fails to be settled within 30 days after one Party gives a written notice to the other Parties requesting settlement through negotiations, either Party may refer the dispute to the Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration conducted in accordance with its rules of arbitration. The arbitration shall be conducted in Shanghai in the language of Chinese. The arbitration award shall be final and binding upon the Parties.

6.	Taxes and expenses

Each Party shall bear any and all taxes, costs and expenses incurred by or levied on that Party in connection with the preparation and execution of the Contract and the Transfer Contracts and the completion of the transactions contemplated by the Contract and the Transfer Contracts in accordance with the laws of China.

7.	Notices

7.1

All notices and other communications required or sent under this Contract shall be delivered by hand, registered mail, postage prepaid or by commercial courier service or facsimile to the following addresses of the Party. Each notice shall also be sent by e-mail. The effective delivery date of such a notice is determined as follows:

7.1.1

If the notice is delivered by hand, courier service or registered mail, postage prepaid, the date when the notice is sent or rejected at the designated address of notice shall be the effective delivery date.

7.1.2	If the notice is sent by fax, the effective delivery date shall be the date of successful transmission (as evidenced by automatically generated transmission confirmation information).

7.2	For purpose of notices, the addresses of the Parties are specified as follows:

Party A:	CDP Information Technology (Shanghai) Co., Ltd.
Address:	6 / F, Area A, No.900, Yishan Road, Xuhui District, Shanghai
Attention:	Wei WANG
Telephone:	+[ ]
Fax:	+[ ]

Party B:	Sufen LING
Address:	[ ]
Telephone:	[ ]

Party C:	Shanghai Caishuo Talent Information Consulting Co., Ltd.
Address:	6 / F, Area A, No.900, Yishan Road, Shanghai
Attention:	Qiuwen WANG
Telephone:	+[ ]
Fax:	+[ ]

7.3	Either Party may change the address at which it receives the notices by giving a notice to the other Parties from time to time in accordance with this Clause.

8.	Confidentiality Obligations

The Parties acknowledge and confirm that this Agreement, the content of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation or performance of this Agreement shall be deemed to be Confidential Information. The Parties shall keep all such Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the other Parties, except as follows: (a) any information known or to be known to the public (provided that the information is not disclosed to the public by the Party receiving the Confidential Information without authorization); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or any order of a government department or court; or (c) the information to be disclosed by either Party to its shareholders, investors, legal or financial advisers in respect of the transactions contemplated by this Agreement, and such shareholders, legal or financial advisers are subject to the confidentiality obligations similar to those set forth herein. Any disclosure by an employee of any Party or any institution hired by any Party shall be deemed as the breach of confidentiality by such Party which shall be liable for the breach of contract in accordance with this Agreement. This Clause shall remain in force even if this Agreement is terminated for any reason.

9.	Further Warranties

The Parties agree to promptly execute any documents reasonably required or favorable to the performance of the provisions and purpose of the Contract and to take such further actions as are reasonably required or favorable to the performance of the provisions and purpose of the Contract.

10.	Miscellaneous

10.1	Amendment, modification and supplement

Any amendment, modification or supplement to the Contract shall be subject to a written agreement signed by each Party.

10.2	Entire Contract

Except any amendment, supplement or modification as made in writing after the execution of the Contract, the Contract constitutes the entire Contract between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, representations and contracts with respect to the subject matter hereof.

10.3	Titles

The titles of this Contract are for convenience of reading only and shall not be used to explain, describe or otherwise affect the meanings of the provisions of the Contract.

10.4	Language

The Contract shall be made in Chinese and in three counterparts. Each of Party A, Party B and Party C holds one counterpart, and all the counterparts shall have the same effect.

10.5	Severability

If any one or more provisions of this Contract are held to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or impaired in any respect thereby. The Parties shall, through consultations in good faith, seek to replace those invalid, illegal or unenforceable provisions with those which are valid to the maximum extent permitted by the laws and desired by the Parties. The economic effects of such effective provisions shall be as similar to those of the invalid, illegal or unenforceable provisions as possible.

10.6	Successors

This Contract shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

10.8	Survivability

10.8.1	Any obligation arising out of or becoming due under the Contract prior to the expiration or early termination of the Contract shall survive the expiration or early termination of the Contract.

10.8.2	The provisions of Clauses 5, 7, 8 and 10.8 of this Contract shall survive the expiration or early termination of the Contract.

10.9	Waiver

Either party may waive the terms and conditions of this Contract, provided that such waiver shall be made in writing and signed by the Parties. A waiver by a Party of any breach made by another Party in any case shall not be deemed to have been a waiver made in any other case by that Party of a similar breach by any other Party.

[Signature Page Attached hereto]

In WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Purchase Right Contract as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd.

(Seal of CDP Information Technology (Shanghai) Co., Ltd.)

By:	/s/ Wei Wang

Name: Wei WANG

Title: Legal representative

Party B: Sufen LING

By:	/s/ Sufen Ling

Party C: Shanghai Caishuo Talent Information Consulting Co., Ltd.

(Seal of Shanghai Caishuo Talent Information Consulting Co., Ltd.)

By:	/s/ Qiuwen Wang

Name: Qiuwen WANG

Title: Legal representative

Supplement to the Exclusive Purchase Right Contract

This Supplement to the Exclusive Purchase Right Contract (hereinafter referred to as the Supplement) is entered into by and between the following Parties on August 23, 2019:

Party A:

CDP Information Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise established and existing in accordance with the laws of China, registered at Room 676-19, Building 2, No. 351, Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone;

Party B:	Sufen LING, a Chinese citizen, whose identification number is: [ ];

Party C:

Shanghai Caishuo Talent Information Consulting Co., Ltd., a limited liability Company established and existing in accordance with the laws of China, registered at 6 / F, Area A, No.900, Yishan Road, Xuhui District, Shanghai.

Party A, Party B and Party C are hereinafter referred to individually as one Party and collectively as the Parties, in this Contract.

Whereas:

1.	The Parties executed the Exclusive Purchase Right Contract (hereinafter referred to as the Original Contract of 2008) on June 4, 2008;

2.	The Parties executed the Exclusive Purchase Right Contract (hereinafter referred to as the Original Contract) on September 30, 2016, superseding the Original Contract of 2008;

3.	Party C increased its registered capital from RMB 2 million to RMB 20 million in January 2018 and now Party B holds 5% equity interest in Party C.

Now therefore, upon mutual negotiations, the Parties have reached the following supplementary agreement:

1	The following Clause 1.4.5 is added:

“Party B shall transfer the purchase price of the equity to Party A within three working days after receiving the purchase price paid by Party A. Such transfer shall constitute part of the repayment of the loan under the Loan Contract entered into by and between Party A and Party B on August 23, 2019.”

2	Clause 2.1.13 is modified to read as follows:

“No dividend, distributable interest and/or assets shall be distributed to the shareholders in any form without the prior written consent of Party A, but upon the request of Party A, Party C shall immediately distribute such dividend, distributable interest and / or assets to its shareholders. Party B shall transfer the relevant proceeds to Party A free of charge within three working days upon receipt of such dividend, distributable interest and/or assets, subject to its compliance with the laws of China; and”

3	Clause 4 is modified to read as follows:

“This Contract shall come into force on the date when the Parties sign this Contract, and shall be valid until June 4, 2028, and may be extended with the unilateral written consent of Party A.”

4	Clause 5.2 is modified to read as follows:

“Any dispute arising out of the interpretation and performance of the Contract shall be settled by the Parties hereto first through friendly negotiations. If the dispute fails to be settled within 30 days after one Party gives a written notice to the other Parties requesting settlement through negotiations, either Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration in accordance with the arbitration rules thereof. The arbitration shall be conducted in Shanghai in the language of Chinese. The arbitration award shall be final and binding upon all Parties. ”

5	Clause 10.1 is modified to read as follows:

“Party A shall have the right to determine in writing at its own discretion the modification and supplement to any clause of the Contract. Once Party A issues a written notice on any modification and supplement to the Contract, other Parties shall sign the modified and supplemented Contract as required by Party A. The amendment and supplement hereto signed by the Parties shall be an integral part of the Contract and shall have the same legal effect as the Contract. ”

6

The Parties acknowledge that the Exclusive Purchase Right Contract signed by the Parties on June 4, 2008 shall become invalid and shall not be binding on the Parties as of the date of its replacement by the original Contract.

7

This Supplement is the Supplement to the Original Contract. The matters not covered herein shall be subject to the provisions of the Original Contract. In case of any conflict or inconsistency between this Supplement and the Original Contract, this Supplement shall prevail.

8	The provisions of this Supplement shall be deemed to be effective as of the effective date of the Original Contract of 2008 (if applicable).

9	This Supplement is made in Chinese and in three counterparts. Each of Party A, Party B and Party C shall hold one counterpart, and all the counterparts shall have the same effect.

[Attached is the signature page]

In WITNESS WHEREOF, the Parties have caused their authorized representatives to enter into this Supplement to the Exclusive Purchase Right Contract as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd.

(Seal of CDP Information Technology (Shanghai) Co., Ltd.)

By:	/s/ Wei Wang
Name: Wei WANG
Title: Legal representative

Party B: Sufen LING

By:	/s/ Sufen Ling

Party C: Shanghai Caishuo Talent Information Consulting Co., Ltd.

(Seal of Shanghai Caishuo Talent Information Consulting Co., Ltd.)

By:	/s/ Qiuwen Wang
Name: Qiuwen WANG
Title: Legal representative